EXHIBIT 5.1

October 24, 2005

Board of Directors

Radiant Systems, Inc.

3925 Brookside Parkway

Alpharetta, Georgia 30022

RE:	Radiant Systems, Inc.

Registration Statement on Form S-8

1,000,000 Shares of Common Stock

Employee Stock Purchase Plan

Ladies and Gentlemen:

We have acted as counsel for Radiant Systems, Inc. (the “Company”) in connection with the registration of 1,000,000 shares of its no par value common stock (the “Shares”) reserved under the Company’s Employee Stock Purchase Plan (the “Plan”), pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), on or about the date hereof.

In connection therewith, we have examined the following:

(1) The Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Georgia;

(2) The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

(3) Resolutions of the Board of Directors of the Company adopting the Plan, certified by a duly authorized corporate officer;

(4) The Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Act (the “Registration Statement”).

Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the Shares covered by the Registration Statement have been legally authorized by the Company and, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

Board of Directors

Radiant Systems, Inc.

October 24, 2005

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

SMITH, GAMBRELL & RUSSELL, LLP

/s/ Terry F. Schwartz
Terry F. Schwartz